Exhibit 10.1

Codexis, Inc.

200 Penobscot Drive

Redwood City, CA 94063

Tel: 650.421.8100

Fax: 650.421.8102

www.codexis.com

April 22, 2011

Mr. Ajit Kamath

Arch Pharmalabs Ltd.

H Wing, 4th Floor

Tex Centre

Off Saki Vihar Road

Chandivali, Mumbai – 400072

India

RE: Conversion of Exclusivity for Phenylephrine, pursuant to the Enzyme and Product Supply Agreement, effective as of February 16, 2010, between Codexis, Inc. (“Codexis”) and Arch Pharmalabs Limited (“Arch”) (the “EPSA”)

Dear Mr. Kamath:

Further to the parties’ discussions regarding the conversion of Arch’s and Codexis’ exclusive relationship to a Non-Exclusive Relationship with respect to phenylephrine and CDX-004, which is used in the manufacture of phenylephrine and its intermediates (collectively, the “Phenylephrine Products”), in consideration of the continued relationship between the parties as set forth in the EPSA, Codexis and Arch hereby agree to such conversion on the terms and conditions set forth in this letter. Defined terms used herein but not defined herein have the meanings ascribed to them in the EPSA.

Notwithstanding anything to the contrary in the EPSA, including without limitation, the non-occurrence of any of the events in Section 4.1, Arch and Codexis hereby agree that the exclusive relationship set forth in Sections 2.1 and 3.1 shall convert to a Non-Exclusive Relationship. Arch hereby waives any requirements set forth in Section 4.1(a), (b) or (c) with respect to any condition precedent to converting the Parties relationship with respect to the Phenylephrine Products to a Non-Exclusive Relationship. The terms of this letter agreement shall become effective as of April 22, 2011.

If you have any questions, please contact Peter Seufer-Wasserthal by telephone (+43 7673 321 511) or email (peter.seufer@codexis.com). For clarity, nothing in this letter shall be deemed to amend, modify, or supersede the terms agreed to in the EPSA with respect to any Product other than the Phenylephrine Products.

Please indicate Arch’s agreement to the above by countersigning each enclosed duplicate of this letter and return one (1) original to the following address:

Codexis, Inc.

Attn: Contracts

200 Penobscot Drive

Redwood City, CA 94063

Best regards,

Codexis, Inc.

By:	/s/ Joseph Sarrett
Name:	Joseph Sarrett
Title:	CBO & President, Pharmaceutical Services & Enzyme Products

Acknowledged, agreed and accepted by:

Arch Pharmalabs, Ltd.

Signature:	/s/ Ajit Kamath
Print Name:	Ajit Kamath
Date:	Chairman & Managing Director

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